Exhibit 99

FOR IMMEDIATE RELEASE

THE DOLAN COMPANY AND CERTAIN OF ITS SUBSIDIARIES TO FILE FOR

PREPACKAGED CHAPTER 11 REORGANIZATION TO ACHIEVE

COMPREHENSIVE DEBT RESTRUCTURING

MINNEAPOLIS, Minn. (March 20, 2014) – The Dolan Company (OTC:DOLN) and its subsidiaries (collectively, the “Company”) announced that it, along with certain of its subsidiaries, has agreed to a comprehensive balance-sheet restructuring with its secured lenders that, among other things, will allow the Company to continue honoring obligations of its employees, customers, and vendors in the ordinary course of business. The proposed restructuring will allow the Company to achieve a capital structure that will allow the Company to grow its business into the future. To implement the restructuring, the Company and certain of its subsidiaries intend to file voluntary petitions for a prepackaged chapter 11 bankruptcy in the U.S. Bankruptcy Court for the District of Delaware. The Dolan Company’s e-discovery business, DiscoverReady LLC, will not file a chapter 11 petition and its operations will not be affected by the proposed chapter 11 process. The filing subsidiaries and DiscoverReady will continue to operate their businesses as usual in all respects and the restructuring is not expected to have a negative effect on the Company’s operations.

On Tuesday, March 18, 2014, the Company and its lenders and certain of its swap counterparties executed a restructuring support agreement that sets forth the material terms of the chapter 11 restructuring and secures the support of the secured creditors for that process. In accordance with the restructuring support agreement, the Company commenced solicitation for votes on the chapter 11 plan from the Company’s secured creditors, the only parties entitled to vote under the plan of reorganization. Solicitation is expected to conclude at the end of this week. Upon securing sufficient votes to accept the chapter 11 plan, the Company will seek relief under chapter 11. The chapter 11 plan process will allow the filing subsidiaries of the Company to deleverage its capital structure by reducing its projected secured debt obligations from approximately $170 million to approximately $50 million. The restructuring support agreement also secures support from the lenders to refinance DiscoverReady’s capital structure with a $10 million unfunded secured revolving facility. The existing preferred and common shares will be cancelled and will not receive a recovery in the chapter 11 plan. Importantly, the Company will continue to provide its usual, high-quality services and products to its customers through this process and, as noted above, will continue to pay its vendors, employees, and other ongoing obligations in the normal course of business, and none of these parties should be materially affected by the chapter 11 filing or process.

After emergence from bankruptcy, both The Dolan Company and DiscoverReady LLC will be privately held companies.

“The Company remains well positioned in its core markets. This reorganization step is necessary to unlock these current businesses from the weight of debt principally associated with its previous mortgage foreclosure processing businesses,” said Kevin Nystrom, the Company’s chief restructuring officer. “The Company and its lenders are committed to the customers, employees, and vendors and want to secure a bright future through this process,” he said.

The plan of reorganization contemplates that the secured lenders will become the owner of DiscoverReady and The Dolan Company upon the completion of the restructuring process and each business will be operated as separate and distinct entities. Investment funds managed by Bayside Capital,

Inc. will become the majority owner of DiscoverReady and The Dolan Company. Bayside Capital is an affiliate of H.I.G. Capital, a leading global private investment firm with more than $15 billion of equity capital under management.

The Company’s lenders are expected to provide a $10 million debtor-in-possession (“DIP”) loan to fund the cash needs of the Company and DiscoverReady through the reorganization process.

In connection with this process, James P. Dolan, the Company’s founder and chief executive officer, and Scott Pollei, the Company’s long-time chief operating officer, have resigned their positions with the Company, with such resignations to be concurrent with the planned chapter 11 filing. Chief Financial Officer Vicki Duncomb and General Counsel Renee Jackson will remain in their leadership positions with the Company and will assist Chief Restructuring Officer Nystrom in managing the Company’s operations.

Given the typical speed of a “pre-packaged” plan of reorganization, the Company expects to emerge from bankruptcy within approximately two months. The Company and DiscoverReady expect to continue to conduct business as usual through the restructuring process and expect day-to-day relationships with employees, vendors, and customers to remain strong.

The Dolan Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. The Company’s Professional Services Division provides specialized outsourced services to the legal profession primarily through subsidiaries DiscoverReady LLC and Counsel Press. Counsel Press is the nation’s largest provider of appellate services to the legal community. DiscoverReady LLC provides outsourced discovery management and document review services to major companies and law firms. The Company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 19 geographic markets that it serves across the United States.

Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts are forward-looking statements. Such forward-looking statements include statements using words such as “anticipate,” “expect,” “believe,” “continue,” “will,” “may,” “estimate,” “assume,” “presume,” “pursue,” “outlook,” “plan,” “goal,” “milestone” and similar expressions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: our ability to successfully solicit consent to the terms of the planned chapter 11 filings, the ultimate length and outcome of the chapter 11 process, our ability to fund our ongoing operations, repay our indebtedness, pay dividends on our preferred stock, fund capital expenditures, make divestitures on acceptable terms, and make any acquisitions; our ability to comply with covenants in our debt instruments; our ability to obtain waivers from our lenders of any failure to comply with covenants in our debt instruments or of events of default; our ability to amend our debt instruments in the future; our ability to retain key customers and develop new customer relationships in our litigation support services segment; the possibility that we may have to record significant charges to earnings as a result of impairment of our intangible assets; our ability to retain key personnel; the adverse resolution of a future lawsuit or claim against us; the failure or disruption of our software systems, our document hosting, processing, conversion and review systems, or our website and online networks; the risk that our customers fail to timely pay us for our services, or at all; and the other risk factors described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended

December 31, 2012, which we filed with the SEC on March 8, 2013, and those highlighted in our Form 10-Q for the quarter ended September 30, 2013, which we filed with the SEC on November 12, 2013. We undertake no obligation to update any forward-looking statements in light of new information or future events.

Contact:

Bob Evans, Director of Investor Relations and Corporate Development

(612) 317-9430

Bob.evans@thedolancompany.com